UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On April 29, 2010, the Board of Directors of Accuride Corporation (the “Company”) approved a form of Indemnification Agreement and authorized the Company to enter into such agreement with each of its directors and officers, as well as the directors and officers of its subsidiary corporations.  The Indemnification Agreements contractually obligate the Company to indemnify the Indemnitee (as defined in the agreement) against certain liabilities as provided therein and to advance expenses to the Indemnitee.  The Indemnification Agreement is intended to supplement the indemnification provided in the Company’s Certificate of Incorporation and Bylaws.  The Company expects to enter into such agreements with each of its and its subsidiaries’ current directors and officers in the near future, and further expects to enter into such agreements with each of its and its subsidiaries’ future directors and officers.  The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document.  The Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1         Form of Indemnification Agreement between Accuride and its Directors and Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	May 4, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Accuride and its Directors and Officers